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                                                                    EXHIBIT 99.5

                      SECURITIES ACCOUNT CONTROL AGREEMENT


            This Securities Account Control Agreement (this "Agreement") dated as of September 26, 2000 among Primestone Investment Partners L.P. (the "Debtor"), P-B Finance Ltd., (the "Secured Party") and Prudential Securities Incorporated (the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meaning assigned in the Amended and Restated Pledge and Security Agreement, dated as of September 26, 2000 between the Debtor and the Secured Party (the "Security Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York

            SECTION 1. ESTABLISHMENT OF SECURITIES ACCOUNT. The Securities Intermediary hereby confirms and agrees that:

            (a) The Securities Intermediary has established account number 084 953016 in the name "Primestone Investment Partners L.P." (such account and any successor account, the "Securities Account") and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Secured Party;

            (b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

            (c) All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

            (d) The Securities Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Debtor as entitled to exercise the rights that comprise any financial asset credited to the account.

            SECTION 2. "FINANCIAL ASSETS" ELECTION. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial assets, securities, instruments, general intangibles or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

            SECTION 3. ENTITLEMENT ORDERS. If at any time the Securities Intermediary shall receive any order from the Secured Party directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person. The Debtor shall not be entitled to issue any orders or instructions with respect to the Securities Account, any financial assets
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credited thereto or any security entitlement with respect to any of the foregoing.

            SECTION 4. SUBORDINATION OF LIEN; WAIVER OF SET-OFF. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interests of the Secured Party. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

            SECTION 5. CHOICE OF LAW. Both this Agreement and the Securities Account shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Securities Account (as well as the security entitlements related thereto) shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

            SECTION 6. CONFLICT WITH OTHER AGREEMENTS.

            (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement relating to the Securities Account now existing or hereafter entered into, the terms of this Agreement shall prevail;

            (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

            (c) The Securities Intermediary hereby confirms and agrees that:

            (i) There are no other agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account;

            (ii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

            (iii) It has not entered into, and until the termination of this Agreement


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            will not enter into, any agreement with the Debtor or the Secured
            Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

            SECTION 7. ADVERSE CLAIMS. Except for the claims and interests of the Secured Party and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Secured Party and the Debtor thereof.

            SECTION 8. PLEDGED SHARES HELD BY SECURED PARTY. Secured Party acknowledges that it is holding the Pledged Shares and any proceeds thereof as secured party on its own behalf and on behalf of Vornado PS, L.L.C. ("Vornado"), provided, however, that Vornado agrees and acknowledges that Secured Party will only exercise reasonable care in the custody and preservation of the Pledged Shares and any proceeds thereof and that none of Secured Party nor any of its officers, directors, employees or agents shall have any responsibility for any action taken or omitted to be taken with respect to the Pledged Shares and any proceeds thereof except for their gross negligence or wilful misconduct. At such time as the Obligations have been indefeasibly paid in full in cash and Secured Party is not holding the Pledged Shares and any proceeds thereof for its own benefit, upon the request of Vornado, it shall turn over the Pledged Shares and any proceeds thereof to Vornado.

            SECTION 9. MAINTENANCE OF SECURITIES ACCOUNT. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

            (a) Voting Rights. The Secured Party shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account.

            (b) Permitted Investments. The Secured Party shall direct the Securities Intermediary with respect to the selection of investments to be made; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than investments of a type describe on Exhibit A hereto.

            (c) Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Secured Party at the address for each set forth in Section 12 of this Agreement.

            (d) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.



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            SECTION 10. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
SECURITIES INTERMEDIARY. The Securities Intermediary hereby makes the following representations, warranties and covenants:

            (a) The Securities Account has been established as set forth in
Section 1 above and the Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

            (b) This Agreement is the valid and legally binding obligations of the Securities Intermediary.

            SECTION 10. INDEMNIFICATION OF SECURITIES INTERMEDIARY. The Debtor and the Secured Party hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor and the Secured Party arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary's negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities Intermediary with the terms hereof, except to the extent that such arises from the Securities Intermediary's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

            SECTION 11. SUCCESSORS; ASSIGNMENT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Secured Party may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor.

            SECTION 12. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

      Debtor:

            The Primestone Investment Partners, L.P.
            c/o The Prime Group, Inc.
            77 West Wacker Drive
            Suite 4200
            Chicago, Illinois 60601
            Attention: Michael W. Reschke
            Telephone No.: (312) 917-4201


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            Telecopier No.: (312) 917-1511

            With a copy to:

            The Prime Group, Inc.
            77 West Wacker Drive
            Suite 4200
            Chicago, Illinois 60601
            Attention: Robert J. Rudnik
            Telephone No.: (312) 917-4234
            Telecopier No.: (312) 917-8442

            With a copy to:

            Winston & Strawn
            35 West Wacker Drive
            Chicago, Illinois 60601
            Attention: Wayne D. Boberg, Esq.
            Telephone No.: (312) 558-5882
            Telecopier No.: (312) 558-5700

            With copies also to:

            Vornado PS, L.L.C.
            c/o Vornado Realty Trust
            888 Seventh Avenue
            New York, New York 10019
            Attention: President, Joseph Macnow, and Mark Epstein
            Telephone No.: (212) 894-7000
            Telecopier No.: (212) 894-7996

            Sullivan & Cromwell
            125 Broad Street
            New York, New York 10004
            Attention: Gary Israel, Esq.
            Telephone No.: (212) 558-4005
            Telecopier No.: (212) 558-3588

      Secured Party:

            P-B Finance Ltd.
            One Seaport Plaza
            27th Floor
            New York, New York 10292
            Attention: Christopher Taylor


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            Telecopier No.: (212) 778-2670

            With copies to:

            Prudential Securities Incorporated
            One New York Plaza
            16th Floor
            New York, New York 10292
            Attention: Michael Pierro
            Telecopier No.: (212) 778-2239

            With additional copies to:

            Prudential Securities Incorporated
            One New York Plaza
            18th Floor
            New York, New York 10292
            Attention: Mr. Scott Schaevitz
            Telecopier No.: (212) 778-3194

            Skadden, Arps, Slate Meagher & Flom LLP
            Four Times Square
            New York, New York 10036
            Attention: J. Gregory Milmoe
            Telecopier No.: (212) 735-2000

      Securities Intermediary:

            Prudential Securities Incorporated
            One New York Plaza
            16th Floor
            New York, New York 10292
            Attention: Michael Pierro
            Telecopier No.: (212) 778-2239

            Any party may change his address for notices in the manner set forth above.

            SECTION 13. TERMINATION. The obligations of the Securities Intermediary to the Secured Party pursuant to this Agreement shall continue in effect until the security interests of the Secured Party in the Securities Account have been terminated pursuant to the terms of the Security Agreement and the Secured Party has notified the Securities Intermediary of such termination in writing. The Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit B hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of the Secured Party's security interests in the Securities Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not


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terminate the Securities Account or alter the obligations of the Securities
Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.







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            SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.


                            Primestone Investment Partners, L.P

                            By: PG/Primestone, L.L.C., its general partner

                            By: The Prime Group, Inc., its Administrative Member


                            By: /s/ Michael W. Reschke
                                ------------------------------------
                                Name: Michael W. Reschke
                                Title: President



                            P-B Finance Ltd.


                            By: /s/ Christopher A. Taylor
                                -----------------------------------
                                Name: Christopher A. Taylor
                                Title: Vice President


                            Prudential Securities Incorporated


                            By: /s/ Michael A. Pierro
                                -----------------------------------
                                Name: Michael A. Pierro
                                Title: Vice President
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                                                                       Exhibit A



                              Permitted Investments

      Money market funds
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                                                                       Exhibit B


                        [Letterhead of P-B Finance Ltd.]


                                             [Date]


Prudential Securities Incorporated
One New York Plaza
16th Floor
New York, New York 10292

Attention: Michael Pierro


                        Re: Termination of Control Agreement

            You are hereby notified that the Securities Account Control Agreement between you, Primestone Investment Partners L.P. and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Securities Account number 084 953016 from Primestone Investment Partners L.P. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to Primestone Investment Partners L.P. pursuant to any other agreement.

            You are instructed to deliver a copy of this notice by facsimile transmission to Primestone Investment Partners L.P.


                                          Very truly yours,


                                          P-B Finance Ltd.



                                          By:
                                              ----------------------
                                              Name:
                                              Title:

cc: Primestone Investment Partners L.P.